                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported):  July 1, 2000



                         U.S. XPRESS ENTERPRISES, INC.
                         -----------------------------
             (Exact name of Registrant as specified in its charter)



             Nevada                   0-24806                   62-1378182
             ------                   -------                   ----------
         (State or other            (Commission             (I.R.S. Employer
          jurisdiction              File Number)            Identification No.)
         of incorporation)



       4080 Jenkins Road, Chattanooga, Tennessee                 37421
       -----------------------------------------                 -----
       (Address of principal executive offices)                (zip code)


Registrant's telephone number, including area code (423) 510-3000
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Item 5.  Other Events

  Effective July 1, 2000 the Company completed its acquisition of a 13% membership interest in Transplace.com, LLC, a Nevada Limited Liability company ("Transplace"). Transplace was formed in April 2000 by six transportation companies, including the Company, which had existing logistics businesses, to operate as an internet-based, global transportation logistics company. In exchange for its membership interest, the Company contributed assets consisting of (i) $5 million in cash and (ii) all of the intangible assets of the Company's transportation logistics business. Such intangible assets included all contracts with customers, goodwill, logistics business software and software licenses, patents, trademarks, and other intellectual property. Additionally, the Company agreed generally not to compete with Transplace in the logistics business.

  The other members of Transplace include Covenant Transport, Inc. ("Covenant"), J.B. Hunt Transport Services, Inc. ("Hunt"), M.S. Carriers, Inc. ("M.S."), Swift Transportation Co., Inc. ("Swift"), and Werner Enterprises, Inc. ("Werner"), each of which contributed cash in the amount of $5 million and the intangible assets of their respective logistics business operations to Transplace in exchange for their membership interests. The other parties' membership interests in Transplace are as follows: Covenant - 13%; Hunt - 28%; M.S. - 14%; Swift - 16%; Werner 16%.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July 17, 2000                       U.S. XPRESS ENTERPRISES, INC.


                                           By:      /s/ Ray M. Harlin
                                               _______________________________
                                                    Ray M. Harlin
                                                    Chief Financial Officer